Exhibit 10.20

BOARD VOTING AGREEMENT

THIS BOARD VOTING AGREEMENT (this “Agreement”) is made and entered into as of this ___ day of December, 2007, by and among Echo Healthcare Acquisition Corp., a Delaware corporation (the “Parent”), certain stockholders of the Parent and holders of options and/or warrants to acquire shares of the capital stock of the Parent listed on Schedule A hereto (“Stockholder Group A”), certain former stockholders of XLNT Veterinary Care, Inc., a Delaware corporation (the “Company”) and holders of options and warrants to acquire shares of the capital stock of the Company that following the Merger (as defined below) represent the right to receive shares of Parent Common Stock (as defined below) upon exercise) listed on Schedule B hereto (“Stockholder Group B”), and Galen Partners IV, L.P., Galen Partners International IV, L.P. and Galen Employee Fund IV, L.P. (“Stockholder Group C”), together with any transferees who become subject to the provisions hereof pursuant to Section 7.1 (each a “Key Holder” and collectively, the “Key Holders”). The Parent and the Key Holders are individually referred to herein as “Party” and are collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, the Parent has entered into Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and among the Parent, Pet DRx Acquisition Company (a wholly-owned subsidiary of the Parent, “Merger Sub”) and the Company, dated as of October 23, 2007, providing for the merger (“Merger”) of the Merger Sub with and into the Company with the Company continuing as the surviving entity (the surviving corporation after the Merger is referred to herein as the “Surviving Corporation”); and

WHEREAS, the Key Holders desire to make certain covenants and agreements set forth herein with respect to their Shares (as defined below) and certain other matters;

NOW THEREFORE, in consideration of the Merger and the premises, covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT:

1.     Board of Directors. Immediately following the consummation of the Merger, Parent shall take all necessary corporate action such that the board of directors of the Parent (the “Parent Board”) shall consist of nine (9) members, as follows:

(a)       Four (4) members (the “Group A Directors”) designated by Stockholder Group A (a “Stockholder Group” and collectively with Stockholder Group B and Stockholder Group C, the “Stockholder Groups”), one of whom, Gene E. Burleson, shall be nominated to serve as the initial non-executive Chairman of the Parent Board; provided, however, that in the event that Mr. Burleson is unavailable for such service, Stockholder Group A shall have the right to designate another individual, reasonably acceptable to the Company and Stockholder Group C, to serve as the non-executive Chairman of the Board;

(b)       Four (4) members, or in the event that Robert Wallace is not a member of the Parent Board, five (5) members (the “Group B Directors”) designated by the Stockholder Representatives (as defined in the Merger Agreement), one of whom shall be a designee named by Stockholder Group C and shall serve as the non-executive Vice Chairman of the Parent Board;

(c)       Robert Wallace (the “CEO Director”, and together with the Group A Directors and the Group B Directors, the “Director Group”) for so long as (i) Mr. Wallace is serving as the Chief Executive Officer of the Parent or (ii) is the beneficial owner of at least two or more percent of the outstanding shares of Parent Common Stock on a fully-diluted basis.

2.	Voting Agreement.

2.1.      Board Composition. Each Key Holder hereby agrees during the term of this Agreement that (a) if any annual or special meeting of the Parent’s stockholders is held in order to elect directors to the Parent Board, to appear at such meeting or otherwise cause his, her or its shares of voting securities of the Parent, whether now owned or hereafter acquired (together, the “Shares”) to be counted as present thereat, and (b) to vote or to act by written consent with respect to (or cause to be voted or acted upon by written consent), (i) all Shares for which the Key Holder is the record holder or beneficial owner at the time of such vote or action by written consent and (ii) all Shares as to which the Key Holder at the time of such vote or action by written consent has voting control, in each case (x) so that the Parent Board consists of the Director Group, and (y) withheld from the election of any person or persons nominated in opposition to the Director Group; provided, however, that if for any reason Robert Wallace is no longer the Chief Executive Officer of the Surviving Corporation or no longer holds at least 2% of the of the outstanding Parent Common Stock on a fully-diluted basis, each of the Key Holders shall promptly vote their respective shares to remove him from the Parent Board if he has not resigned from such position.

Neither the Key Holders, nor any of the officers, directors, stockholders, members, managers, partners, employees or agents of any Key Holder, makes any representation or warranty as to the fitness or competence of any member of the Director Group to serve on the Parent Board by virtue of such party’s execution of this Agreement or by the act of such party in designating or voting for such person or persons pursuant to this Agreement.

2.2.      Size of the Board. Each Key Holder agrees, during the term of this Agreement, to vote all of his, her or its Shares from time to time and at all times, in favor of the size of the Board being set and remaining at nine (9) directors.

2.3.      Removal of Board Members. Each Key Holder also agrees, during the term of this Agreement, that any director of the Parent Board may be removed from the Parent Board in the manner permitted by law and the Parent’s governing documents. If the holders of two-thirds (2/3) of the Shares then held by a Stockholder Group request the removal of a director designated by such Stockholder Group, each Key Holder shall vote or act by written consent with respect to (or cause to be voted or acted upon by written consent), (i) all Shares for which the Key Holder is the record holder or beneficial owner at the time of such vote or action by written consent and (ii) all Shares as to which the Key Holder at the time of such vote or action by written consent has voting control, in each case in favor of such removal. Except as set forth in the preceding sentence, each Key Holder will not, as a stockholder, vote or consent to the removal of any director who is a member of a Stockholder Group of which such Key Holder is not a member. If a director is removed or resigns from office, the remaining directors nominated by the Stockholder Group that nominated such vacating director shall be entitled to designate a successor. All Key Holders agree, during the term of this Agreement, to execute any written consents required to effectuate the obligations of this Agreement, and the Parent and all Key Holders agrees at the request of any Party entitled to designate directors to call or participate in the call of, a special meeting of stockholders for the purpose of electing directors.

3.         Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) three (3) years from the date hereof or (b) a Sale of Parent. For purposes of this Agreement, “Sale of Parent” shall mean: (i) the sale of all, or substantially all, of the Parent’s assets in any single transaction or series of related transactions; (ii) the acquisition by any one person, single entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of the Parent Common Stock possessing a majority of the voting power to elect directors of the Parent; (iii)  any merger or consolidation of the Parent with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of the Parent’s voting securities immediately prior to the merger or consolidation own voting securities of the surviving or resulting corporation representing less than a majority of the voting power to elect directors of the surviving or resulting corporation; or (iv)  a liquidation or dissolution of the Parent.

4.         Obligations as Director and/or Officer. Nothing contained in this Agreement shall be deemed to limit or restrict any director or officer of the Parent from acting in his capacity as such director or officer or from exercising his fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to each Key Holder solely in such Key Holder’s capacity as a stockholder of the Parent and shall not apply to such Key Holder’s actions, judgments or decisions as a director or officer of the Parent if such Key Holder is a director or officer.

5.         Representations. Each Key Holder, severally and not jointly (as to itself or himself), represents, warrants, agrees and acknowledges that:

(a)       Such Key Holder has full legal capacity and power and authority to enter into this Agreement and to carry out such Key Holder’s obligations hereunder.

(b)       This Agreement has been duly executed and delivered by such Key Holder and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Key Holder, enforceable against such Key Holder in accordance with its terms.

(c)       The execution and delivery of this Agreement by such Key Holder does not, and the performance of this Agreement by such Key Holder will not, (i) conflict with or violate any Legal Requirement (as defined in the Merger Agreement) applicable to such Key Holder or by which any property or asset of such Key Holder is bound or affected or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Key Holder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(d)       The execution and delivery of this Agreement by such Key Holder does not, and the performance of this Agreement by such Key Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for compliance with applicable requirements, if any, under the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Key Holder of such Key Holder’s obligations under this Agreement.

(e)       Such Key Holder understands that the obligations set forth in this Agreement are irrevocable on the part of such Key Holder and shall survive such Key Holder’s death or incapacity. Any obligations created by this Agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of each Key Holder.

6.         Specific Enforcement. Each Party acknowledges and agrees that each Party hereto will be irreparably damaged if any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each Party hereto shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity. Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the United States District Court for the District of Delaware or in any court of the State of Delaware having subject matter jurisdiction].

7.	Miscellaneous.
7.1.	Transfers, Successors and Assigns.

(a)       The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties except for a successor or assign of a Key Holder who is not an Affiliate (as defined below) of a Key Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto and, to the extent provided in Section 7.1(b) below, their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)       Each transferee or assignee of the Shares from a Key Holder who is an Affiliate of a Key Holder shall be subject to the terms hereof, and, as a condition to the Parent recognizing such transfer, each such transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any such transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this

Agreement. By execution of this Agreement or of any Adoption Agreement, each of the Parties appoints the Parent as its attorney in fact for the purpose of executing any Adoption Agreement that may be required to be delivered under the terms of this Agreement. The Parent shall not permit the transfer of the Shares subject to this Section 7.1(b) on its books or issue a new certificate representing any such Shares unless and until either (i) such transferee shall have complied with the terms of this Section 7.1, or (ii) the transferee shall have certified to Parent in writing that the transferee is not an Affiliate of a person or entity known to such transferee to be a Key Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. For purposes of this Agreement, an “Affiliate” of a Key Holder means (i) an entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Key Holder, and (ii), with respect to a Key Holder who is a natural person, such Key Holder’s spouse, children, parents, siblings, grandparents, grandchildren (in each case, including in-law and step- relationships), or a trust or other estate planning vehicle organized for the benefit of such Key Holder or any such persons. The term “control” means the possession, directly or indirectly, of the power to direct the voting of the Shares, whether through the ownership of voting securities, by contract or otherwise.

(c)       For the avoidance of any doubt, each transferee or assignee of Shares from a Key Holder who is not an Affiliate of a Key Holder shall not be required to execute an Adoption Agreement and shall not be subject to the terms of this Agreement.

7.2.      Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

7.3.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The failure of any one or more Key Holders to execute this Agreement shall not in any way be deemed to affect the binding nature of this Agreement with respect any other Key Holder which executed this Agreement.

7.4.      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5.      Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page on Schedule A, Schedule B or Schedule C hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section. If notice is given to the Parent or Stockholder Group A, a copy shall also be sent to Powell Goldstein LLP, attn: Richard Miller, 1201 West Peachtree Street, NW, Fourteenth Floor, Atlanta, Georgia 30309; Fax: 404-572-6999, or to the email address provided in accordance with this Section. If notice is given to Stockholder Group B or Stockholder Group C, a copy shall also be sent to Joel Rubinstein, McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173, Fax: 212-547-5444, or to the email address provided in accordance with this Section.

7.6.	Amendment.

(a)       This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) the Parent and (ii) the Key Holders holding at least (A) a majority of the Shares then held by the members of Stockholder Group A, and (B) a majority of the Shares then held by the members of Stockholder Group B and Stockholder Group C voting together as a single class. Any amendment or waiver so effected shall be binding upon all Parties to this Agreement and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment or waiver.

(b)       Notwithstanding Subsection 7.6(a), (i) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Key Holder without the written consent of such Key Holder unless such amendment, termination or waiver applies to all Key Holders, as the case may be, in the same fashion, (ii) the consent of a Key Holder shall not be required for any amendment or waiver if such amendment or waiver does not apply to the Key Holder, and (iii) the right of Stockholder Group C to designate one director and the non-executive Vice Chairman of the Board under Section 1(b) shall not be amended or waived without the unanimous written consent of Stockholder Group C, and (iv) Section 7.6 shall not be amended or waived without the unanimous written consent of Stockholder Group A, Stockholder Group B, and Stockholder Group C.

(c)       The Parent shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any Party that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all Parties, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.7.      Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.8.      Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 7.6, any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.9.      Entire Agreement. This Agreement (including any Schedule or Exhibits hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

7.10.    Stock Splits, Stock Dividends, etc. In the event of any issuance of the Parent’s voting securities hereafter to any of the Key Holders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such voting securities shall become subject to this Agreement upon issuance without the need for any further action, acknowledgement or consent.

7.11.    Covenants of the Parent. The Parent agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Parent’s best efforts to cause the nomination and election of the directors as provided above. The Parent will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Parent but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Key Holders.

7.12.    Manner of Voting; Grant of Proxy. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Party hereby grants to the Secretary of the Parent, during the term of this Agreement, if such Party or Parties fail to vote their Shares as required by Section 2 of this Agreement, a proxy coupled with an interest in all Shares beneficially owned by such Party solely to vote such Shares as required by Section 2 of this Agreement, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section 7.12 is amended to remove such grant of proxy in accordance with Section 7.6 of this Agreement.

7.13.    Spousal Consent. If any Key Holder is married on the date of this Agreement, such Key Holder’s spouse shall execute and deliver to the Parent a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s Shares that do not otherwise exist by operation of law or the agreement of the Parties. If any Key Holder should marry or remarry subsequent to the date of this Agreement, such Key Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

7.14.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Parent or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Key Holders, and neither the Parent nor any other Person shall have any power or authority to direct any Key Holder in the voting of any of the Shares, except as otherwise provided herein.

7.15.    Legend on Share Certificates. The Key Holders agree that a legend shall be included on each certificate representing Shares reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), WHICH REQUIRES CERTAIN TRANSFEREES OF SUCH SHARES TO BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT.”

Parent shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Parent at its principal office. The Parties hereby agree that the failure to cause a certificate evidencing Shares to bear the legend required by this Section and/or the failure of the Parent to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first above written.

ECHO HEALTHCARE ACQUISITION CORP.

By:	/s/ Gene E. Burleson
Name:	Gene E. Burleson
Title:	Chairman and Chief Executive Officer

Address:8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

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Schedules and Exhibits

Schedule A	-	Stockholder Group A
Schedule B	-	Stockholder Group B
Schedule C	-	Stockholder Group C

Exhibit A	-	Adoption Agreement
Exhibit B	-	Consent of Spouse

KEY HOLDERS:

Stockholder Group A

/s/ Eugene A. Bauer

Eugene A. Bauer

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

/s/ Gene E. Burleson

Gene E. Burleson

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

/s/ Gary A. Brukardt

Gary A. Brukardt

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

/s/ Alastair Clemow

Alastair Clemow

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

/s/ Joel Kanter

Joel Kanter

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

/s/ Kevin Pendergest

Kevin Pendergest

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

/s/ Richard Martin

Richard Martin

Address: 8000 Towers Crescent Drive, Suite 1300

Vienna, VA 22182

Chicago Investments, Inc.

By:	/s/ Joshua S. Kanter
Name:	Joshua S. Kanter
Title:	President
Address:	8000 Towers Crescent Drive, Suite 1300
Vienna, VA 22182

Windy City, Inc.

By:	/s/ Joel Kanter
Name:	Joel Kanter
Title:	President
Address:	8000 Towers Crescent Drive, Suite 1300
Vienna, VA 22182

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Stockholder Group B

Edward Holdings

By:
Name:
Title:
Address: &nbs p;

Gateway Advisors

By:
Name:
Title:
Address:

David Reed

Address: &nbs p;

/s/ Keith Rosenbloom

Keith Rosenbloom

Address:830 Third Ave., 8th Floor
New York, NY 10022

Vinton Rollins

Address:

Robert Wallace

Address:

Paul Hill (Harvard Developments Inc.)

By:
Name:
Title:
Address:

Paul Hill (Echo Capital Growth Corporation)

By:
Name:
Title:
Address:

Paul Hill (Harvard Investments Inc.)

By:	/s/ Craig Krumwiede
Name:	Craig Krumwiede
Title:	President
Address:17700 N. Palesetter Way
Scottsdale, AZ 85255

St. Cloud Capital Partners

By: /s/ Robert Lautz
Name: Robert Lautz
Title: Managing Director
Address: 10866 Wilshire Blvd., Suite 1450 Westwood, CA 90024

LBJ Holdings

By:	/s/ Brian Potiker
Name:	Brian Potiker
Title:	Vice President for HSP Group, Inc.
Manager of LBJ Holdings, LLC
Address:875 Prospect, Suite 220
La Jolla, CA 92037

Shea Ventures

By:	/s/ John C. Morrissey
Name:	John C. Morrissey
Title:	Managing Director
Address: 655 Brea Canyon Rd.
Walnut, CA 91789

Marc Hoegger (Societe Bancaire Privee)

Address:

Leeward Ventures Sicar S.C.A.

By:	/s/ Peter Vanderbruggen
Name:	Peter Vanderbruggen
Title:	Managing Director
Address: 3-5 Place Winston Churchill
L-2019 Luxembourgg

DDB Ventures LLC

By:	/s/ Dale M. Jensen
Name:	Dale M. Jensen
Title:	Managing Member
Address:4021 E. Lamar Rd.
Paradise Valley, AZ 85253

Commonwealth Associates LP

By:	/s/ Robert A. O’Sullivan
Name:	Robert A. O’Sullivan
Title:	CEO & President
Address: 830 Third Avenue, 8th Floor
New York, NY 10022

Camden Partners Strategic Fund III, L.P.

By:
Name:
Title:
Address:

Camden Partners Strategic Fund III-A, L.P.

By:
Name:
Title:
Address:

Fine Family Partnership

By:
Name:
Title:
Address:

Maot Group Partners

By:	/s/ Aryeh Rubin
Name:	Aryeh Rubin
Title:	General Partner
Address:3029 NE 188th Street, Suite 1114
Aventura, FL 33180

/s/ John D. Craifa

John D. Craifa

Address:164 North Murray Avenue
Ridgewood, NJ 07450

Westmount Investments LLC

By:
Name:
Title:
Address:

/s/ Edward W. Doherty

Edward W. Doherty

Address:10 Ridge Crest Rd.
Saddle River, NJ 07458

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Stockholder Group C

Galen Partners IV, L.P.

By:
Name:
Title:
Address:

Galen Partners International IV, L.P.

By:
Name:
Title:
Address:

Galen Employee Fund IV, L.P.

By:
Name:
Title:
Address:

SCHEDULE A

Stockholder Group A

Name
Eugene A. Bauer
Gene E. Burleson
Gary A. Brukardt
Alastair Clemow
Joel Kanter
Kevin Pendergest
Richard Martin
Chicago Investments, Inc.
Windy City, Inc.

SCHEDULE B

Stockholder Group B

Name
Edward Holdings
Gateway Advisors
David Reed
Keith Rosenbloom
Vinton Rollins
Robert Wallace
Kanter Entities
Paul Hill (3 entities)
St. Cloud Capital Partners
LBJ Holdings
Shea Ventures
Marc Hoegger (Societe Bancaire Privee)
Leeward Ventures Sicar S.C.A.
DDB Ventures LLC
Commonwealth Associates LP
Camden Partners (2 entities)
Fine Family Partnership
Maot Group Partners
John D. Craifa
Westmount Investments LLC
Edward W. Doherty

SCHEDULE C

Stockholder Group C

Name
Galen Partners IV, L.P.
Galen Partners International IV, L.P.
Galen Employee Fund IV, L.P.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of ___________, 200__ (the “Agreement”) by and among Echo Healthcare Acquisition Corp., a Delaware corporation, certain stockholders of the Parent and holders of warrants to acquire shares of the capital stock of the Parent listed on Schedule A hereto, certain stockholders of the Company and holders of options to acquire shares of the capital stock of the Company that following the Merger will represent the right to receive shares of Parent Common Stock upon exercise) listed on Schedule B hereto, and Galen Partners IV, L.P., Galen Partners International IV, L.P. and Galen Employee Fund IV, L.P. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.1       Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company that constitute Shares and shall be subject to the terms and conditions of the Agreement.

1.2       Agreement. Transferee (a) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto. Transferee further acknowledges that for purposes of the Agreement, Transferee will be deemed a member of the Stockholder Group of which the Transferor was a member, unless Transferee is currently a member of a different Stockholder Group in which case Transferee shall continue as a member of such different Stockholder Group.

1.3       Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this [__] day of _________, 200__.

TRANSFEREE

By:

Name and Title

Address:
Fax:

Accepted and Agreed:

[Parent]

By:
Title:

2

[EXHIBIT B

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Voting Agreement, dated as of _____________, 200__, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Parent that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Parent subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Parent shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: ;
[Name of Key Stockholder’s Spouse, if any]